ASSET MANAGEMENT AGREEMENT
This ASSET MANAGEMENT AGREEMENT (the “Agreement”) is executed and effective as of  February 19, 2010 (the “Effective Date”) by and between DESERT CAPITAL REIT, INC., a Maryland corporation (“Owner”) and CM CAPITAL SERVICES, LLC, a Nevada limited liability company (the “Asset Manager”).

RECITALS

A           The Owner owns a portfolio of loans (the “Loans”) secured by liens on real property.

B.           Certain of the Loans are nonperforming and are in default.

C.           Through foreclosure or otherwise,certain of the Owner’s Loans have been converted from an interest in the Loans as a lender, to a direct or indirect ownership interest in real property (collectively, the “Property”) as more particularly described in Exhibit A attached hereto and incorporated herein.

D.    The Owner’s ownership interest in each Property is held indirectly through limited liability companies (collectively, the “Property LLCs”).  Certain of the Property LLCs also have other members that were previously participating lenders with respect to the Loans and Property (“Participating Lenders”).  The Asset Manager is the manager of each of the Property LLCs on behalf of the Participating Lenders.

E.           Owner and each of the other Participating Lenders, as members of the Property LLCs have engaged the Asset Manager to collect and foreclose on its nonperforming loans and to manage and ultimately dispose of the related property on his or her behalf.

F.    The Owner also desires to engage the Asset Manager to collect and foreclose on certain Loans and to manage and ultimately dispose of the Property on behalf of the Owner as a member (either sole or in connection with other Participating Lenders, as members) of the Property LLCs.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE 1

COMMENCEMENT AND TERMINATION DATES; AUTHORITY OF ASSET MANAGER

1.1           Commencement and Termination. With respect to any Loan, the Asset Manager’s duties and responsibilities under this Agreement shall begin on the date the Owner informs Asset Manager that a Loan is in default and that it desires Asset Manager to begin proceedings to collect and/or foreclose the Loan.  The Asset Manager’s duties and responsibilities under this Agreement shall terminate on the earlier of (a) with respect to such Loan or any interest therein, the sale of the Property or any direct or indirect interest therein, or (b) the termination of this Agreement pursuant to Article 7.

1.2           Approval of the Owner. Notwithstanding anything to contrary contained in any other agreement executed by or on behalf of the Owner, the prior written approval, consent or other action by the Owner shall be required to approve: (a) with respect to any Loan, the initiation or commencement of any foreclosure proceeding or the acceptance of any deed in lieu of foreclosure; (b) all leases of the Property or any part of thereof and any and all amendments thereof; (c) all financings and refinancings of the Property or any part thereof; (d) the creation or incurrence of any lien or other encumbrance against the Property; and (e) the sale, transfer or conveyance of any part of the Property (other than a sale, transfer or conveyance otherwise approved by the Majority Members (hereinafter defined)).  The members in a subject Property LLC owning more than 50% of the undivided interests in such Property LLC are hereinafter referred to as the “Majority Members.”

ARTICLE 2

ASSET MANAGER’S RESPONSIBILITIES

2.1           Status of the Asset Manager.  The Owner and the Asset Manager do not intend to form a joint venture, partnership or similar relationship. Instead, the parties intend that the Asset Manager shall act solely in the capacity of an independent contractor for the Owner. Nothing in this Agreement shall be construed to mean that the Asset Manager and the Owner are joint venturers or partners of each other and neither shall have the power to bind or obligate the other party by virtue of this Agreement, except as expressly provided in this Agreement.

2.2           Asset Management Services.

(a)           Foreclosure; Deed-in-Lieu of Foreclosure.

        (i)           If foreclosure of a nonperforming Loan has been approved by the Owner (and the requisite Majority Members, if applicable), the Asset Manager shall initiate or cause to be initiated the foreclosure action according to such procedures as are authorized by the applicable loan documents, applicable law and the practices in the locality where the related mortgaged property (the “Mortgaged Property”) is located.  In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of a new Property LLC for the benefit of the Owner (and Participating Lenders, if any) of the related Loan.

          (ii)           The Asset Manager shall determine the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Loan documents permit such an action and shall seek such deficiency judgment if Asset Manager, in its discretion, deems advisable.

          (iii)           After a Loan has been liquidated, the Asset Manager shall promptly prepare and forward to the Owner a liquidation report detailing the liquidation proceeds received from the liquidated Loan, expenses incurred with respect thereto and any realized profit or loss incurred in connection therewith.

          (iv)           If acceptance of a deed in lieu of foreclosure has been approved by the Owner (and the requisite Majority Members, if applicable), the Asset Manager may accept a deed in lieu of foreclosure, provided that the following conditions are satisfied: (A) marketable title as evidenced by a policy of title insurance can be conveyed to and acquired by the Property LLC or its designee; (B) no cash consideration is to be paid to the related borrower by the Property LLC or the Owner; and (C) the Asset Manager has obtained from the borrower a written acknowledgment that the deed is being accepted as an accommodation to the Borrower and on the condition that the Mortgaged Property will be transferred to the Property LLC or its designee free and clear of all claims, liens, encumbrances, attachments, reservations or restrictions except for those to which the Mortgaged Property was subject at the time the Mortgaged Property became subject to the Mortgage.  Title shall be conveyed directly from the borrower to a new Property LLC for the benefit of the lender(s) of the related Loan.

          (v)           The Asset Manager shall prepare a written estimate of the amount of attorneys’ fees, trustee’s fees and other costs in respect of any foreclosure or deed in lieu of foreclosure acquisition and shall provide copies of such estimates to the Owner.  The Asset Manager shall arrange for payment of attorneys’ fees, trustees’ fees and other foreclosure costs at the commencement of foreclosure proceedings.

          (vi)           The Asset Manager shall be entititled to reimbursement of all costs, fees and expenses made in connection with such Loan or such foreclosure or other action, out of amounts obtained by the Asset Manager on behalf of Owner, prior to remittance of any such amounts to the Property LLC for the benefit of the Participating Lender(s).  Any such expenses may be reimbursed only if a detailed and itemized invoice is provided to Owner.

(b)	Title, Management and Disposition of the Property.

          (i)           Upon the acquisition of a Property by foreclosure or a deed in lieu of foreclosure, the Asset Manager shall thereafter: (A) deliver the deed or certificate of sale to the Property LLC, or its nominee; (B) manage, conserve and protect the Property in the same manner and to such extent as is customary in the locality where such Property is located as the Asset Manager deems to be in the best interest of the Property LLC for the benefit of the Participating Lenders of the related Loan; (C) pay all costs such as taxes and assessments relating to the Property; (D) process any claims for redemption and otherwise comply with any redemption procedures required by applicable law; (v) sell or otherwise dispose of the Property and remit the proceeds to the Property LLC for the benefit of the lender(s); and (vi) timely file any and all federal, state and local tax or information returns or reports as are required as a result of the acquisition or disposition of the Property and perform any withholding required in connection therewith.

          (ii)           Within thirty days following the acquisition of a Property by a Property LLC, the Asset Manager shall prepare and submit to the Owner for approval a proposed annual budget for the Property (each, a “Budget”).  On or before November 15th of each calendar year commencing November 15, 2010, the Asset Manager shall prepare and deliver to the Owner for approval a proposed Budget for each Property for the next calendar year.  The Owner shall be deemed to have approved each Budget unless the Owner provides written notice to the Asset Manager indicating specific objection to certain Budget items within thirty days after the date on which any such Budget is given to the Owner. In the event the Owner does not approve any Budget, the Owner shall negotiate in good faith with the Asset Manager for 15 days to resolve the issue.  The Asset Manager may proceed under the terms of the proposed Budget for items that are not objected to and may take any action with respect to items not approved for Emergency Expenditures (hereinafter defined). In the event that the items to which there is an objection are operational expenditures, as opposed to capital expenditures, the Asset Manager shall be entitled to operate the related Property using the prior year’s Budget until approval is obtained. The Asset Manager shall provide the Owner such information regarding any Budget as may be, from time to time, reasonably requested by the Owner. The Asset Manager may at any time submit a revised Budget to the Owner, and the Owner shall approve or disapprove such revised Budget in accordance with the same procedure as set forth above. The Asset Manager shall charge all expenses to the proper account as specified in the related Budget, provided that the Asset Manager may reallocate savings from one line item to other line items, for the benefit of the Owner, without further approval. The Asset Manager shall submit a revised Budget to the Owner before making any expenditure not within the Budget unless the expenditure is $5,000 or less for any one item and, in the Asset Manager’s reasonable judgment, is required to avoid personal injury, significant property damage, a default under any loan encumbering the Property, a violation of applicable law or the suspension of a service (collectively, “Emergency Expenditures”). Notwithstanding any provision herein to the contrary, the Asset Manager shall not make any expenditure which the Owner has expressly prohibited pursuant to a written notification to the Asset Manager.

          (iii)           Together with the submission of the proposed Budget for each Property, the Asset Manager shall submit each year to the Owner: (i) a strategic marketing and disposition plan for such Property (the “Marketing Plan”), and (ii) an operating plan for the general operation and maintenance of such Property (collectively, with the Marketing Plan, the “Operating Plan”). The Asset Manager shall re-evaluate the strategy for each constituent part of the Property on a quarterly basis and may at any time submit a revised Operating Plan to the Owner with respect to any part of the Property.

          (iv)           The Asset Manager shall manage, conserve, protect and operate each Property for the Owner and the other members of the Property LLC, if any, in accordance with the Operating Plan established for such Property and solely for the purpose of its prudent disposition and sale.  The Asset Manager shall, either itself or through an agent selected by the Asset Manager, manage, conserve, protect and operate the Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account and in the same manner that similar property in the same locality as the Property is managed.  The Asset Manager shall attempt to sell the same on such terms and conditions as the Asset Manager deems to be in the best interest of the Owner and the other members of the Property LLC, if any.

          (v)           Until the Property is disposed of, the Asset Manager shall (A) take appropriate action to secure the Property and maintain proper surveillance over it; (B) pay all fees, expenses, costs, taxes and assessments of the Property LLC relating to the Property and in accordance with the applicable Budget from amounts on deposit from time to time in the Reserve Account (hereinafter defined) or as otherwise advanced by the Property LLC; (C) maintain the Property so as to preserve its value and prevent any additional deferred maintenance; and (D) submit annual statements for services to the Owner and the other lenders of the related Loan, if any, together with additional documentation including statements of income and expenses (accompanied by copies of paid invoices for every expense item).  Each such annual statement shall include a detailed and itemized invoice of all fees, expenses and any other amounts that the Asset Manager has paid to any person (including payments of fees and reimbursements of expenses to the Asset Manager) from amounts on deposit in the Reserve Account.

          (vi)           The Asset Manager shall manage, operate and maintain the Property in an efficient, economic and satisfactory manner and for the protection of the interests of the Owner and the other members of the Property LLC, if any, subject to (a) all applicable laws, statutes, orders, codes, regulations and requirements of any federal, state or local governmental authority having jurisdiction as well as the orders of the fire marshal, board of fire underwriters and similar bodies, and (b) the terms and provisions of this Agreement.  The Asset Manager shall keep the Property clean and in good repair, shall order and supervise the completion of any repairs as may be required and shall generally do and perform, or cause to be done or performed, all things necessary, required or desirable for the proper and efficient management, operation and maintenance of the Property.

          (vii)           Until the Property is disposed of, the Asset Manager shall maintain for such Property, if appropriate, a standard hazard insurance policy providing fire and extended coverage in an amount equal to the full replacement cost of all improvements on the Property, which requirement may be satisfied by a master force placed or blanket insurance policy insuring against hazard losses.  If the Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) if appropriate, the Asset Manager shall maintain a flood hazard insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with an insurance carrier generally acceptable to commercial mortgage lending institutions for properties, similar to the Property in an amount representing coverage not less than the lesser of (A) the full insurable value of such Property, or (B) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended from time to time.  The Asset Manager will also maintain comprehensive general liability insurance and business interruption insurance (to the extent applicable) in such amounts as are then customary for similarly situated properties and businesses.

          (viii)        The Asset Manager shall remit the proportionate part of all funds collected and received in connection with the operation or disposition of any Property to the Owner and the other members of the Property LLC, if any, no later than three (3) Business Days immediately following notice of receipt of such funds, net of any funds then due and payable to Asset Manager for the operation, management, insurance and maintenance of the Property.

          (ix)           If as of the date of disposition of any Property there remain unpaid any REO Processing Fees (defined below) or Asset Management Fees (defined below) with respect to the related Loan and Property, the Asset Manager shall be entitled to payment for the unpaid REO Processing Fees and/or Asset Management Fees and reimbursement for the unreimbursed related expenses from proceeds received in connection with the disposition prior to remittance of any proceeds to the Owner and the other members of the Property LLC, if any.  Any such fees and expenses may be paid or reimbursed only if a detailed and itemized invoice is provided to Owner.

          (x)           The Asset Manager shall identify, evaluate, review, analyze, structure and negotiate the disposition of each Property. The disposition of each Property shall be carried out by the Asset Manager at such price and upon such terms and conditions as the Asset Manager, in its reasonable judgment, believes to be in the best interests of the Owner and the other members of the Property LLC, if any, subject in all cases to the prior approval of the Owner or the Majority Lenders, as applicable.  Upon the sale of any Property, the Asset Manager shall remit the net cash proceeds remaining after payment of expenses of the sale to the Owner and the other members of the Property LLC, if any.

          (xi)           The Asset Manager shall perform all services in accordance with the terms of this Agreement and in accordance with customary standards and best practices for management of comparable types of Property in the Las Vegas, Nevada area.

2.3           Employees/Independent Contractors of the Asset Manager.  The Asset Manager shall employ, directly or through third party contractors (for example, an employee leasing company or on-site property manager), at all times, a sufficient number of capable employees and/or independent contractors to enable the Asset Manager to properly, adequately, safely and economically perform its responsibilities under this Agreement. All matters pertaining to the supervision of such employees shall be the responsibility of the Asset Manager. All salaries and benefits and positions of employees who perform work in connection with the Property shall be the responsibility of the Asset Manager.

2.4           Compliance with Laws, Mortgages and Other Matters.

          (a)           The Asset Manager shall use its commercially reasonable efforts to comply, and cause the Property to be in compliance, with any deed of trust, mortgage or other loan or security documents (collectively, the “Loan Documents”) and all applicable governmental requirements, including by way of illustration, but not limitation, Board of Fire Underwriters or other similar body, relative to the performance of its duties hereunder, ordinances, roles, regulations and requirements. The Asset Manager may implement such procedures with respect to the Property as the Asset Manager may deem advisable for the more efficient and economic management and operation thereof.

          (b)           The Asset Manager shall furnish to the Chief Financial Officer of the Owner, promptly after receipt, any notice of violation of any governmental requirement or order issued by any governmental entity, any Board of Fire Underwriters or other similar body against the Property, any notice of default from the holder of any Loan Document, or any notice of termination or cancellation of any insurance policy (which is not immediately replaced by the Asset Manager).

2.5           Taxes and Mortgages.  The Asset Manager, unless otherwise requested, shall obtain and verify bills for real estate and personal property taxes, general and special real property assessments and other like charges (collectively, “Taxes”) which are, or may become, liens against the Property or any part thereof. The Asset Manager shall appeal such Taxes as the Asset Manager may decide, in its reasonable judgment, to be prudent.  The Asset Manager shall report any such Taxes that materially exceed the amounts contemplated by the Budget to the Owner prior to the Asset Manager’s payment thereof. The Asset Manager, if requested by the Owner, will cooperate to prepare an application for correction of the assessed valuation to be filed with the appropriate governmental agency. The Asset Manager shall pay, within the time required to obtain discounts, from funds provided by the Owner and the Participating Lenders, if any, all utilities, Taxes and payments due under each lease or Loan Document, if any, affecting the related Property.

2.6           Miscellaneous Duties.  The Asset Manager shall:

(a)           maintain at the Asset Manager’s office and readily accessible to the Owner, orderly files containing rent records, insurance certificates, Leases and subleases, correspondence, receipted bills and vouchers, bank statements, canceled checks, deposit slips, debit and credit memos, and all other documents and papers pertaining to each constituent part of the Property and the operation thereof;

(b)           provide information about the Property necessary for the preparation and filing by the Owner of its income or other tax returns required by any governmental authority, including annual statements, identifying the Owner’s undivided percentage of all expenses paid and income received by the Owner;

(c)           check all bills received for the services, work and supplies ordered in connection with maintaining and operating the Property and, except as otherwise provided in this Agreement, pay such bills when due and payable; and

(d)           not knowingly permit the use of the Property for any purpose that might violate applicable law or that might void any policy of insurance held by the related Property LLC or the Owner, as the case may be, or which might render any material loss thereunder uncollectible.

All such records are the property of the related Property LLC and originals or copies thereof will be delivered to the related Property LLC upon written request (at the expense of the related Property LLC).

2.7           Right to Subcontract Property Management Functions.  The Asset Manager reserves the right, in its sole discretion, to subcontract some or all of the property management functions described herein to local property managers and certain other parties (which may be affiliates). The Asset Manager shall notify the Owner in the event some or all of the property management functions described herein are subcontracted to such local property managers or other parties. However, except as expressly provided herein, the fees to be paid to the Asset Manager under this Agreement are inclusive of fees payable to such third parties unless otherwise mutually agreed to by the Owner and the Asset Manager.

2.8           Joint Venture Agreements.  The terms of any joint venture agreement to be entered into by the Owner or any Property LLC, as the case may be, or affecting any part of the Property must be approved by the Owner.

ARTICLE 3

FINANCIAL REPORTING AND RECORD KEEPING

3.1           Books of Accounts.  The Asset Manager shall maintain adequate and separate books and records for the Property with the entries supported by sufficient documentation to ascertain their accuracy with respect to the Property. The Asset Manager shall maintain such books and records, including separate accounting records for the Owner’s income and expense of the Property, at the Asset Manager’s office.  The Asset Manager shall promptly supply to the Owner such information arising from the activities of the Asset Manager on behalf of the Owner as the Owner may reasonably request. The Asset Manager shall permit the Owner, its agents and representatives, the Owner’s auditors and tax preparers and their respective employees and representatives to inspect and make copies of such books and records at all reasonable times.  The Asset Manager shall ensure such control over accounting and financial transactions as is reasonably necessary to protect the Owner’s assets from theft, material error or fraudulent activity by the Asset Manager’s employees.

3.2           Financial Reports.  The Asset Manager shall deliver to the Owner within a reasonable time after (a) the close of a calendar quarter, and (b) the termination of this Agreement, a statement of income and expenses and a balance sheet for the each Property. The statement of income and expenses, the balance sheet, and all other financial statements and reports shall be prepared on a cash basis and in compliance with all reporting requirements relating to the operating of each Property and required under any deed of trust or mortgage affecting the Property.

ARTICLE 4

PAYMENTS OF EXPENSES

4.1           Costs Eligible for Payment from Operating Account.  The Asset Manager shall pay out of funds on deposit in the Reserve Account (defined term) or otherwise advanced from time to time by the Property LLC, the actual and reasonable out-of-pocket costs and expenses of the operation, maintenance and repair of the Property and to the extent any such amounts are advanced by the Asset Manager (provided, the Asset Manager shall have no obligation to advance any amount) shall be reimbursed by the applicable Property LLC, including, without limitation, the following:

(a)           cost to correct the violation of any governmental requirement relating to the leasing, use, repair and maintenance of such part of the Property, or relating to the rules, regulations or orders of the local Board of Fire Underwriters or other similar body, if such cost is not the result of the Asset Manager’s gross negligence or willful misconduct;

(b)           actual and reasonable cost of making all repairs, decorations and alterations if such cost is not the result of the Asset Manager’s gross negligence or willful misconduct;

(c)           cost incurred by the Asset Manager in connection with all service agreements;

(d)           cost of collection of delinquent rents collected by a collection agency or attorney;

(e)           legal fees of attorneys;

(f)           cost of capital expenditures;

(g)           cost of advertising;

(h)           if applicable, cost of printed forms and supplies required for use at the Property;

(i)           management compensation set forth in Article 6;

(j)           the cost of tenant improvements to the Property;

(k)           broker’s commissions;

(l)           debt service;

(m)           the cost of utilities, services, contractors and insurance;

(n)           reimbursement of the Asset Manager’s actual out-of-pocket costs and expenses to the extent not prohibited by Article 5; and

(o)           cost of routine travel by the Asset Manager’s employees or associates to and from the Property.

All other amounts not directly related to the Property or the Owner or related Property LLC, as the case may be, shall be payable solely by the Asset Manager and shall not be paid out of the related Reserve Account or reimbursed by the Owner or Property LLC, as the case may be.

4.2           Reserve Account; Deficiency.  The Asset Manager shall establish and maintain a bank account to be held in trust for the Property LLCs (the “Reserve Account”) by a reputable bank or other financial institution reasonably acceptable to Owner.  The Asset Manager shall be permitted to deposit and make withdrawals from the Reserve Account with respect to each applicable Property LLC.  The Asset Manager shall maintain books and records of deposits and withdrawals credited and charged to the Reserve Account on behalf of each Property LLC.  The Asset Manager shall use reasonable efforts to maintain the Reserve Account so that an amount at least as great as the budgeted operating expenses for each Property for each month is in the Reserve Account as of the first of each month.  If at any time there are not sufficient funds in the Reserve Account maintained on behalf of a Property LLC to pay any required fee or expense of the applicable Property or Property LLC, the Asset Manager shall promptly notify the Owner and the other members of the applicable Property LLC, if any, of such deficiency.  The Asset Manager shall pay from the Reserve Account for the related Property, on behalf of the applicable Property LLC, the operating expenses of the Property and any other payments relating to the Property as required by this Agreement.  All rents and other funds collected in the Reserve Account, after payment of all operating expenses, debt service and such amounts as may be determined by the Asset Manager to be retained for reasonable reserves or improvements, shall be paid to the members of the Property LLC in proportion to their respective undivided interests in the Property, before the end of the month following the month in which such rents or other funds were collected.  Upon termination of this Agreement or the termination of this Agreement with respect to any Property, upon the sale or other disposition of such Property or direct or indirect interest therein, upon the satisfaction of any outstanding indebtedness or other obligations secured by or related to such Property, any and all remaining amounts then held in the Reserve Account including, without limitation, all amounts held as prepaid but unearned fees and/or expenses shall be paid to the Owner and the other members of the Property LLC in proportion to their respective undivided interest in the Property.

ARTICLE 5

ASSET MANAGER’S COSTS NOT TO BE REIMBURSED

5.1           Non-reimbursable Costs.  The following expenses or costs incurred by or on behalf of the Asset Manager in connection with the management of the Property shall be at the sole cost and expense of the Asset Manager and shall not be reimbursed by the Owner and the other members of the related Property LLC, if any: (a) costs attributable to losses arising from gross negligence, willful misconduct or fraud on the part of the Asset Manager, or any of its associates, agents, employees or affiliates to the extent not otherwise covered by insurance, (b) costs in the amount of $50,000 or more causing damage to the Owner and attributable to losses arising from the negligence by the Asset Manager or any of its associates, agents, employees or affiliates; (c) cost of insurance purchased by the Asset Manager solely for its own account; (d) the Asset Manager’s corporate office general overhead, including, without limitation, the costs of forms, paper, ledgers and other supplies and equipment used in Asset Manager’s office; (e) cost of electronic data processing equipment or any pro rata charge thereon, at Asset Manager’s office; (f) salaries and wages, payroll taxes, insurance, worker’s compensation and other benefits of Asset Manager’s employees; and (g) any other items except as expressly provided in Section 5.1.

5.2           Litigation.  The Asset Manager will be responsible for and hold each of the Owner and Property LLC harmless from, all fees, costs, expenses and damages relating to disputes with employees for worker’s compensation (to the extent not covered by insurance), discrimination or wrongful termination, including legal fees and other expenses.

ARTICLE 6

COMPENSATION AND FEES

6.1           Compensation and Fees.  The Owner shall pay the fees set forth in this Article 6 based on its undivided interest in the Property or its membership interest in the Property LLC, as applicable.  Notwithstanding anything to the contrary otherwise contained in this Agreement, in no event shall the Owner be liable to the Asset Manager hereunder for any amount in excess of its pro rata part (based upon its undivided percentage ownership interest in the Property) of any fees, commissions, costs, expenses or any other amounts payable in respect of a Property.

6.2           Property Management Fee.  The Asset Manager, shall receive, for its services under this Agreement, a monthly management fee (the “Property Management Fee”) equal to (a) in the case of Simple Management Property (defined below), one percent (1%) per annum of the Original Loan Amount (defined below), and (b) in the case of Complex Management Property (defined below), two percent (2%) per annum of the Original Loan Amount, which Property Management Fee shall be in addition to the actual out-of-pocket and costs that are reimbursable pursuant to Article 4 and the other fees provided in this Agreement. For the purposes hereof, “Simple Management Property” means Property requiring customary management time and effort to manage and identified as Simple Management Property in the related Budget.  “Complex Management Property” means Property requiring substantial management time and effort to administer, manage and otherwise identified as Complex Management Property in the related Budget.  “Original Loan Amount” with respect to each part of the Property, has the meaning set forth on Exhibit A attached hereto under the column titled “Original Loan Amount.”

The Property Management Fee shall be calculated and payable monthly upon submission to the Owner of a monthly statement from the Property LLC’s funds then on deposit in the Reserve Account. Upon termination of this Agreement or the termination of this Agreement with respect to any Property, upon the sale or other disposition of such Property or direct or indirect interest therein, the parties will prorate the Property Management Fee on a daily basis to the effective date of termination.  If the Asset Manager engages local property managers or other parties to provide property management services in accordance with Section 2.7, the Asset Manager shall be obligated to pay such third parties, it being intended that the Property Management Fee shall be inclusive of such third party fees.

6.3           Leasing Commissions.  The Asset Manager or a duly licensed affiliate shall receive, for its services in leasing the Property in accordance with the terms of this Agreement, a leasing commission (the “Leasing Commission”) equal to 6% of the value of any lease entered into during the term of this Agreement and 3% with respect to any renewals or renegotiation entered into during the term of this Agreement.  Any leasing fees due to outside leasing agents or brokers will be paid out of the Leasing Commission and will reduce the Leasing Commission payable to the Asset Manager or its affiliate on a dollar for dollar basis. The value of the Lease shall be calculated by totaling the minimum monthly rent (or similar rent) for the term of the Lease. However, if another broker represents the tenant, then the Asset Manager will cooperate with that broker, with commissions to the other broker to be paid out of the Leasing Commission and will reduce the Leasing Commission payable to the Asset Manager on a dollar for dollar basis.  The Leasing Commission will be prorated among the Owner and the other members of the Property LLC, if any, according to their respective undivided interests in the related Property.

6.4           REO Processing Fee.  For services provided in connection with managing a nonperforming Loan through the foreclosure or deed-in-lieu of foreclosure stage including, but not limited to, borrower collection efforts, coordination of foreclosure proceedings and clearing title, the Asset Manager shall be entitled to receive a processing fee (“REO Processing Fee”) in an amount not to exceed five percent (5%) of the outstanding principal balance of the Loan at the time of default (the “Default Balance”).  One percent (1%) of the REO Processing Fee shall be due and payable immediately upon transfer of the title to the Property to the Property LLC.  The remaining amount of the REO Processing Fee will become due and payable upon the sale or other disposition of the Property.

6.5           Loan Fee.  The Asset Manager or an affiliate may receive a loan origination fee (the “Loan Fee”) in an amount not to exceed 5% of the principal amount of all loans obtained for the Property by the Asset Manager during the term of this Agreement or such other amount as may be agreed to in writing by the Property LLC and the Asset Manager.  The Asset Manager or an affiliate shall pay out of the Loan Fee any loan brokers or other parties (other than the lender) who assist in arranging such financings. The Loan Fee does not include any origination fees or points paid to the lender in connection with such loans. The Loan Fee will be prorated among the Owner and the other members of the related Property LLC, if any, according to their respective undivided interests in the related Property.

ARTICLE 7

TERMINATION

7.1           Term; Termination without Cause.  Unless sooner terminated, this Agreement shall terminate on the earlier of (a) with respect to any Property or any interest therein, the sale of such Property or any direct or indirect interest therein, or (b) December 31, 2011 (the “Initial Term”).  Thereafter, this Agreement shall automatically renew for successive one-year terms unless otherwise terminated in accordance with the terms and conditions of this Agreement. Notwithstanding any other provision of this Agreement to the contrary, after the Initial Term, (i) the Owner shall have the right to terminate this Agreement without cause at any time after 90 days prior written notice to the Advisor and the affirmative vote of a majority of the Unaffiliated Directors (hereinafter defined) and (ii) the Asset Manager shall have the right to terminate this Agreement without cause at any time after 90 days prior written notice to the Owner’s Board of Directors.  If the Owner terminates this Agreement without cause, the Owner shall pay to the Asset Manager within 30 days after the effective date of termination without demand, deduction, offset or delay or, at the Asset Manager’s election, the Asset Manager may deduct such amount from the Reserve Account all unpaid reimbursable costs and expenses permitted under this Agreement and all earned and unpaid Property Management Fees. If the Owner terminates this Agreement without cause pursuant to this Section 7.1, the Owner shall also pay to the Asset Manager within 60 days after the effective date of termination without demand, deduction, offset or delay, the aggregate amount of the remaining unpaid balance of all REO Processing Fees.  For the purposes hereof, “Unaffiliated Director” means a natural person serving as a director of the Owner who is not affiliated, directly or indirectly, with the Asset Manager or any of its affiliates in any material respect, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or serving as an officer or director of the Asset Manager or any of its affiliates.

7.2           Termination by the Owner for Cause.  In the event that the Unaffiliated Directors shall have made a reasonable good faith determination based on findings of fact which are disclosed to the Asset Manager that cause for termination exists, then a majority of the Unaffiliated Directors shall have the right to terminate this Agreement for cause at the following time:  (i) immediately, if the Unaffiliated Directors determined in good faith that cause is based primarily on criminal activity or active fraud or (ii) after not less than 60 days after written notice to the Asset Manager, if the Unaffiliated Directors determined in good faith that cause is based other than as described in clause (i) above and the Unaffiliated Directors shall have determined that cause still exists after written notice to the Asset Manager disclosing the findings of the Unaffiliated Directors and a reasonable opportunity to cure. In the event that this Agreement is terminated for “cause” in accordance with the provisions of this Section 7.2, the Owner shall pay the Asset Manager within 30 days after the effective date of termination without demand, deduction, offset or delay, all unpaid reimbursable costs and expenses and all earned and unpaid Property Management Fees.  For the purposes hereof, “Cause” means a reasonable good faith determination of the Owner’s Board of Directors based on findings of fact which are disclosed to the Asset Manager that the Asset Manager was grossly negligent, acted with reckless disregard or engaged in willful misconduct or active fraud while discharging its material duties under this Agreement.

7.3           Termination On Sale.  This Agreement shall automatically terminate upon the sale or other disposition of all of the Property.  Upon such termination, the Owner shall pay the Asset Manager within 30 days after the effective date of termination without demand, deduction, offset or delay, all unpaid reimbursable costs and expenses and all earned and unpaid Property Management Fees, REO Processing Fees and any other fees and amounts due and payable hereunder.

7.4           Final Accounting.  Within 60 days after termination of this Agreement (including, without limitation, termination of this Agreement with respect to any Property) for any reason, the Asset Manager shall deliver to the Owner based on its undivided interest in the Property, the following: (a) a final accounting, setting forth the balance of income and expenses on the Property as of the date of termination; (b) any balance or monies of the Owner or tenant security deposits held by the Asset Manager with respect to the Property; and (c) all materials and supplies, keys, books and records, contracts, leases, receipts for deposits, unpaid bills and other papers or documents which pertain to the Property. For a period of 30 days after such expiration or cancellation for any reason other than the Owner’s default, the Asset Manager shall be available, through its senior executives familiar with the Property, to consult with and advise the Owner or any person or entity succeeding to the Owner as owner of the Property or such other person or persons selected by the Owner regarding the operation and maintenance of the Property. Such services shall be provided by the Asset Manager in exchange for a portion of its monthly Property Management Fee. Termination of this Agreement shall not release either party from liability for failure to perform any of the duties or obligations as expressed herein and required to be performed by such party for the period prior to the termination.

ARTICLE 8

NOTICES

All notices, requests, demands and other communications required to or permitted to be given under this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered; (b) five days after the same have been deposited in a United States post office via certified mail/return receipt requested; or (c) the next Business Day after same have been deposited with a national overnight delivery service (e.g., Federal Express) in each case addressed to the parties at the address set forth beneath their signatures hereto.

ARTICLE 9

MISCELLANEOUS

9.1           Assignment.  Except for any assignment to an affiliate of the Asset Manager, the Asset Manager may not assign this Agreement without the prior written consent of the Owner, which consent may be withheld in the Owner’s sole and absolute discretion.

9.2           Entire Agreement. Modification.  This Agreement and any agreement, document or instrument referred to herein constitute the entire agreement between the Owner and the Asset Manager pertaining to the subject matter contained in such agreement and supersede all prior and contemporaneous agreements, representations and understandings of the parties hereto. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto.

9.3           Governing Law; Venue.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada, without regard to the conflicts of law provisions and principles thereof.

9.4           Representations.  The Asset Manager represents and warrants that it is or shall be prior to entering into any transaction fully qualified and licensed, to the extent required by law, to manage and lease real estate and perform all obligations assumed by the Asset Manager hereunder. The Asset Manager shall use reasonable efforts to comply with all such laws now or hereafter in effect

9.5           Licensing.  To the extent that any fees or commissions otherwise payable to the Asset Manager hereunder may not be so paid because the Asset Manager does not hold the necessary licenses, the Asset Manager shall engage and appoint as agent an affiliated entity which does hold such licenses to so receive such fees or commissions on its behalf.

9.6           INDEMNIFICATION BY THE ASSET MANAGER.  THE ASSET MANAGER SHALL INDEMNIFY, DEFEND AND HOLD THE OWNER AND ITS STOCKHOLDERS, OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES HARMLESS FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, LOSSES, DAMAGES, FINES, PENALTIES, LIABILITIES, COSTS AND EXPENSES, INCLUDING REASONABLE ATTORNEYS’ FEES AND COURT COSTS, SUSTAINED OR INCURRED BY OR ASSERTED AGAINST THE OWNER BY REASON OF THE ACTS OF THE ASSET MANAGER WHICH ARISE OUT OF ITS GROSS NEGLIGENCE, WILLFUL MISCONDUCT, BAD FAITH OR FRAUD OF THE ASSET MANAGER, ITS AGENTS OR EMPLOYEES OR THE ASSET MANAGER’S WILLFUL BREACH OF THIS AGREEMENT.  IF ANY PERSON OR ENTITY MAKES A CLAIM OR INSTITUTES A SUIT AGAINST THE OWNER ON A MATTER FOR WHICH THE OWNER CLAIMS THE BENEFIT OF THE FOREGOING INDEMNIFICATION, THEN: (A) THE OWNER SHALL GIVE THE ASSET MANAGER PROMPT NOTICE THEREOF IN WRITING; (B) THE ASSET MANAGER MAY DEFEND SUCH CLAIM OR ACTION BY COUNSEL OF ITS OWN CHOOSING PROVIDED SUCH COUNSEL IS REASONABLY SATISFACTORY TO THE OWNER; (C) NEITHER THE OWNER NOR THE ASSET MANAGER SHALL SETTLE ANY CLAIM WITHOUT THE OTHER’S WRITTEN CONSENT; AND (D) THIS SUBSECTION SHALL NOT BE SO CONSTRUED AS TO RELEASE THE OWNER OR THE ASSET MANAGER FROM ANY LIABILITY TO THE OTHER FOR A WILLFUL BREACH OF ANY OF THE COVENANTS AGREED TO BE PERFORMED UNDER THE TERMS OF THIS AGREEMENT

9.7           Indemnification by the Owner.  THE OWNER SHALL INDEMNIFY, DEFEND AND HOLD THE ASSET MANAGER AND ITS MEMBERS, OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES HARMLESS FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, LOSSES, DAMAGES, FINES, PENALTIES, LIABILITIES, COSTS AND EXPENSES, INCLUDING REASONABLE ATTORNEYS’ FEES AND COURT COSTS, SUSTAINED OR INCURRED BY OR ASSERTED AGAINST THE ASSET MANAGER BY REASON OF THE OPERATION, MANAGEMENT, AND MAINTENANCE OF THE PROPERTY AND THE PERFORMANCE BY THE ASSET MANAGER OF THE ASSET MANAGER’S OBLIGATIONS UNDER THIS AGREEMENT BUT ONLY TO THE EXTENT OF THE OWNER’S INTEREST IN THE PROPERTY, OR ANY PART THEREOF, EXCEPT THOSE WHICH ARISE FROM THE ASSET MANAGER’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT, BAD FAITH OR FRAUD. IF ANY PERSON OR ENTITY MAKES A CLAIM OR INSTITUTES A SUIT AGAINST THE ASSET MANAGER ON ANY MATTER FOR WHICH THE ASSET MANAGER CLAIMS THE BENEFIT OF THE FOREGOING INDEMNIFICATION, THEN: (A) THE ASSET MANAGER SHALL GIVE THE OWNER PROMPT NOTICE THEREOF IN WRITING; (B) THE OWNER MAY DEFEND SUCH CLAIM OR ACTION BY COUNSEL OF ITS OWN CHOOSING PROVIDED SUCH COUNSEL IS REASONABLY SATISFACTORY TO THE ASSET MANAGER; (C) NEITHER THE ASSET MANAGER NOR THE OWNER SHALL SETTLE ANY CLAIM WITHOUT THE OTHER’S WRITTEN CONSENT; AND (D) THIS SUBSECTION SHALL NOT BE SO CONSTRUED AS TO RELEASE THE OWNER OR THE ASSET MANAGER FROM ANY LIABILITY TO THE OTHER FOR A BREACH OF ANY OF THE COVENANTS AGREED TO BE PERFORMED UNDER THE TERMS OF THIS AGREEMENT.

9.8           Severability.  If any term or provision of this Agreement is determined to be illegal, unenforceable or invalid, in whole or in part for any reason, such illegal, unenforceable or invalid provision or part thereof shall be stricken from this Agreement and such provision shall not affect the legality, enforceability or validity of the remainder of this Agreement. If any provision or part thereof of this Agreement is stricken in accordance with the provisions of this Section 9.8, then such stricken provision shall be replaced, to the extent possible, with a legal, enforceable and valid provision that is as similar in tenor to the stricken provision as is legally possible.

9.9           No Waiver.  The failure by any party to insist upon the strict performance of, or to seek remedy of, anyone of the terms or conditions of this Agreement or to exercise any right, remedy or election set forth herein or permitted by law shall not constitute or be construed as a waiver or relinquishment for the future of such term, condition, right, remedy or election, but such item shall continue and remain in full force and effect. All rights or remedies of the parties specified in this Agreement and all other rights or remedies that they may have at law, in equity or otherwise shall be distinct, separate and cumulative rights or remedies, and no one of them, whether exercised or not, shall be deemed to be in exclusion of any other right or remedy of the parties.

9.10           Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

9.11           Enforcement of the Asset Manager’s Rights.  In the enforcement of its rights under this Agreement, the Asset Manager shall not seek or obtain a money judgment or any other right or remedy against any stockholders, partners, members or disclosed or undisclosed principals of the Owner. The Asset Manager shall enforce its rights and remedies solely against the estate of the Owner in the Property or the proceeds of any sale of all or any portion of the Owner’s interest therein.

9.12           Attorneys’ Fees.  In any action or proceeding between the Asset Manager and the Owner arising from or relating to this Agreement or the enforcement or interpretation hereof, the non-prevailing party shall pay to the prevailing party a reasonable sum for attorneys’ fees incurred in bringing such suit and/or enforcing any judgment granted therein, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.  Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorneys’ fees and costs incurred in enforcing such judgment.

9.13           Headings.  All headings are only for convenience and ease of reference and are irrelevant to the construction or interpretation of any provision of this Agreement

9.14           Further Assurances.  Each party hereto agrees to execute, with acknowledgment and affidavit if required, any and all documents and take all actions that may be reasonably required in furtherance of the provisions of this Agreement.

9.15           Counterparts: Facsimiles.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original (including copies sent to a party by facsimile transmission) as against the party signing such counterpart, but which together shall constitute one and the same instrument. Signatures transmitted via facsimile, or PDF format through electronic mail (“e-mail”), shall be considered authentic and binding.

IN WITNESS WHEREOF, this Agreement has been executed as of the date set forth above, but effective as of the Effective Date.

OWNER

DESERT CAPITAL REIT, INC.

By:  /s/Stacy M. Riffe
   Stacy M. Riffe
   Chief Financial Officer

Address:
1291 W. Galleria Drive, Suite 200
Henderson, NV 89014

ASSET MANAGER

CM CAPITAL SERVICES, LLC

By: /s/Todd B. Parriott
   Todd B. Parriott
President

Address:
1291 W. Galleria Drive, Suite 200
Henderson, NV 89014

EXHIBIT A
TO
ASSET MANAGEMENT AGREEMENT

The Property